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EXHIBIT 21

SUBSIDIARIES OF OWENS-ILLINOIS GROUP, INC.

Owens-Illinois Group, Inc. had the following subsidiaries at December 31, 2002 (subsidiaries are indented following their respective parent companies):

Name	State/Country of Incorporation or Organization
OI Health Care Holding Corp	Delaware
OI General Finance Inc.	Delaware
OI Plastic Products FTS Inc.	Delaware
Specialty Packaging Licensing Company	Delaware
Owens-Illinois Closure Inc.	Delaware
Product Design & Engineering, Inc.	Minnesota
OI Brazil Closure Inc.	Delaware
Owens-Illinois Prescription Products Inc.	Delaware
OI Medical Inc.	Delaware
MARC Industries, Inc.	Delaware
Specialty Packaging Products de Mexico, S.A. de C.V.	Mexico
Owens-Brockway Plastic Products Inc.	Delaware
Owens-Illinois Specialty Products Puerto Rico, Inc.	New Jersey
OI Regioplast STS Inc.	Delaware
OI Australia Inc.	Delaware
Owens-Illinois Plastics Ltd.	Australia
ACI America Holdings Inc.	Delaware
Continental PET Technologies, Inc.	Delaware
Continental PET Technologies de Mexico, S.A. de C. V.	Mexico
Owens-Illinois Plastic Products de de Mexico Srl de CV	Mexico
Continental PET Technologies Magyaoroszag Kft.	Hungary
Continental PET do Brasil Ltda.	Brazil
OI Venezuela Plastic Products Inc.	Delaware
OI Plasticos de Venezuela C.A.	Venezuela
OI General FTS Inc.	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
OI AID STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
OI Holding Company, Inc.	Ohio
Owens-Illinois Foreign Sales Corp.	Virgin Islands
Universal Materials, Inc.	Ohio
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
Brockway Realty Corp.	Pennsylvania
Brockway Research, Inc.	Delaware
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
SeaGate, Inc.	Ohio
OIB Produvisa Inc.	Delaware
OI Consol STS Inc.	Delaware
OI California Containers Inc.	Delaware

OI Puerto Rico STS Inc.	Delaware
OI Ecuador STS Inc.	Delaware
Cristaleria del Ecuador, S. A.	Ecuador
OI Peru STS Inc.	Delaware
Vidrios Industriales S. A.	Peru
Compania Manufactura De Vidrio Del Peru	Peru
OI Poland Inc.	Delaware
Owens-Illinois Polska S. A.	Poland
OI Hungary Inc.	Delaware
United Hungarian Glass Containers Kft.	Hungary
OI Thailand Inc.	Delaware
OI Pacific (Machinery and Distribution) Limited	Thailand
OI International Holdings Inc.	Delaware
OI Global C.V.	Netherlands
Owens-Illinois (Australia) Pty. Ltd.	Australia
ACI Packaging Services Pty. Ltd.	Australia
ACI Operations Pty. Ltd.	Australia
ACI Plastics Packaging (Thailand) Ltd.	Thailand
ACI International ltd.	Australia
OI Andover Group Inc.	Delaware
The Andover Group Inc.	Delaware
Breadalbane Shipping PTE Ltd.	Singapore
PT Kangar Consolidated Industries	Indonesia
ACI India LLC	Delaware
Owens-Illinois (NZ) Ltd.	New Zealand
ACI Operations New Zealand Ltd.	New Zealand
OI China LLC	Delaware
Wuhan Owens Glass Container Company Ltd.	China
Owens-Illinois (HK) Ltd.	Hong Kong
ACI Guangdong Ltd.	Hong Kong
ACI Guangdong Glass Company Ltd.	China
ACI Shanghai Ltd.	Hong King
ACI Shanghai Glass Company Ltd.	China
ACI Tianjin Ltd.	Hong Kong
ACI Tianjin Mould Company Ltd.	China
OI European Group B.V.	Netherlands
OI Europe (Machinery and Distribution) Limited	United Kingdom
Closure & Packaging Services, Ltd.	Guernsey
Closure & Packaging Services (U.K.) Ltd.	United Kingdom
Closure & Packaging Services (Antilles) N.V.	Netherlands Antilles
Closure & Packaging Services (Netherlands) B.V.	Netherlands
UGG Holdings Ltd.	United Kingdom
OI Overseas Management Company LLC	Delaware
United Glass Group Ltd.	United Kingdom
United Glass, Limited	United Kingdom
OI Glass Holdings B. V.	Netherlands
Owens-Illinois International Management & Trading Kft.	Hungary

OI Italia S.r.l.	Italy
AVIR S.p.A.	Italy
Avirunion, a.s.	Czech Republic
Sonator Investments B.V.	Netherlands
Vetrerie Medid.	Italy
San Domenico Vetraria S.r.l.	Italy
Nord Vetri S.p.A.	Italy
Sicilvetro S.p.A.	Italy
Vidrieria Rovira, S. A.	Spain
Owens-Illinois International B. V.	Netherlands
Owens-Illinois Plastics Limited	United Kingdom
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Centro Vidriero de Venezuela, C.A.	Venezuela
OIV Holding, C.A.	Venezuela
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
Cristaleria Peldar, S.A.	Colombia
Compania Nacional De Vidrios S.A.	Colombia
Cristar S.A.	Colombia
Vidrieria Fenicia	Colombia
Industria de Materias Primas Limitiada	Colombia
Sao Raimundo Administracao, Participacoes e Representacoes, Limitada	Brazil
Companhia Industrial Sao Paulo e Rio	Brazil
OI Plasticos De Ecuador	Ecuador
OI Finnish Holdings Oy	Finland
Owens-Illinois Plastics Oy	Finland
Karhulan Lasi Oy	Finland
A/S Jarvakandi Klaas	Estonia
PET Technologies B. V.	Netherlands

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SUBSIDIARIES OF OWENS-ILLINOIS GROUP, INC.